                                                                     EXHIBIT 3.4

























                                     BY-LAWS

                                       OF

                          ASPECT MEDICAL SYSTEMS, INC.

                       ASPECT MEDICAL SYSTEMS CORPORATION

                                     BY-LAWS
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 - Stockholders ...................................................   1

    Section 1.1  Place of Meetings .........................................   1
    Section 1.2  Annual Meeting ............................................   1
    Section 1.3  Special Meetings ..........................................   1
    Section 1.4  Notice of Meetings ........................................   1
    Section 1.5  Voting List ...............................................   2
    Section 1.6  Quorum ....................................................   2
    Section 1.7  Adjournments ..............................................   2
    Section 1.8  Voting and Proxies ........................................   2
    Section 1.9  Action at Meeting .........................................   2
    Section 1.10 Action without Meeting ....................................   3

ARTICLE 2 - Directors ......................................................   3

    Section 2.1  General Powers ............................................   3
    Section 2.2  Number; Election and Qualification ........................   3
    Section 2.3  Enlargement of the Board ..................................   3
    Section 2.4  Tenure ....................................................   3
    Section 2.5  Vacancies .................................................   4
    Section 2.6  Resignation ...............................................   4
    Section 2.7  Regular Meetings ..........................................   4
    Section 2.8  Special Meetings ..........................................   4
    Section 2.9  Notice of Special Meetings ................................   4
    Section 2.10 Meetings by Telephone Conference Calls ....................   4
    Section 2.11 Quorum ....................................................   5
    Section 2.12 Action at Meeting .........................................   5
    Section 2.13 Action by Consent .........................................   5
    Section 2.14 Removal ...................................................   5
    Section 2.15 Committees ................................................   5
    Section 2.16 Compensation of Directors .................................   6


ARTICLE 3 - Officers .......................................................   6

    Section 3.1  Enumeration ...............................................   6
    Section 3.2  Election ..................................................   6
    Section 3.3  Qualification .............................................   6
    Section 3.4  Tenure ....................................................   6
    Section 3.5  Resignation and Removal ...................................   6
    Section 3.6  Vacancies .................................................   7
    Section 3.7  Chairman of the Board and Vice-Chairman of the Board ......   7
    Section 3.8  President .................................................   7
    Section 3.9  Vice Presidents ...........................................   7
    Section 3.10 Secretary and Assistant Secretaries .......................   7
    Section 3.11 Treasurer and Assistant Treasurers ........................   8
    Section 3.12 Salaries ..................................................   8

ARTICLE 4 - Capital Stock ..................................................   8

    Section 4.1  Issuance of Stock .........................................   8
    Section 4.2  Certificates of Stock .....................................   9
    Section 4.3  Transfers .................................................   9
    Section 4.4  Right of First Refusal ....................................   9
    Section 4.5  Lost, Stolen or Destroyed Certificates ....................  15
    Section 4.6  Record Date ...............................................  15

ARTICLE 5 - Indemnification ................................................  16

ARTICLE 6 - General Provisions .............................................  17

    Section 6.1  Fiscal Year ...............................................  17
    Section 6.2  Corporate Seal ............................................  17
    Section 6.3  Waiver of Notice ..........................................  17
    Section 6.4  Voting of Securities ......................................  17
    Section 6.5  Evidence of Authority .....................................  17
    Section 6.6  Certificate of Incorporation ..............................  17
    Section 6.7  Transactions with Interested Parties ......................  17
    Section 6.8  Severability ..............................................  18
    Section 6.9  Pronouns ..................................................  18

ARTICLE 7 - Amendments .....................................................  18

    Section 7.1  By the Board of Directors .................................  18
    Section 7.2  By the Stockholders .......................................  18

                                     BY-LAWS

                                       OF

                          ASPECT MEDICAL SYSTEMS, INC.




                            ARTICLE 1 - STOCKHOLDERS


         1.1 PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or without the Commonwealth of Massachusetts as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the corporation.

         1.2 ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the fourth Thursday in April in each year, at a time fixed by the Board of Directors or the President. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

         1.3 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the President or by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         1.4 NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         1.5 VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

         1.6 QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

         1.7 ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to-act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         1.8 VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

         1.9 ACTION AT MEETING. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

         1.10 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                              ARTICLE 2 - DIRECTORS


         2.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         2.2 NUMBER; ELECTION AND QUALIFICATION. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the stockholders or the Board of Directors, but in no event shall be less than one. The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

         2.3 ENLARGEMENT OF THE BOARD. The number of directors may be increased at any time and from time to time by the stockholders or by a majority of the directors then in office.

         2.4 TENURE. Each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.

         2.5 VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

         2.6 RESIGNATION. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         2.7 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the Commonwealth of Massachusetts, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

         2.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without the Commonwealth of Massachusetts, designated in a call by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

         2.9 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         2.10 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

         2.11 QUORUM. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

         2.12 ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

         2.13 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

         2.14 REMOVAL. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

         2.15 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

         2.16 COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.


                              ARTICLE 3 - OFFICERS


         3.1 ENUMERATION. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

         3.2 ELECTION. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

         3.3 QUALIFICATION. No officer need be a stockholder. Any two or more offices may be held by the same person.

         3.4 TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

         3.5 RESIGNATION AND REMOVAL. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

         Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

         3.6 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

         3.7 CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

         3.8 PRESIDENT. The President shall be the Chief Executive Officer of the corporation. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a director, at all meetings of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

         3.9 VICE PRESIDENTS. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

         3.10 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

         Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

         In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

         3.11 TREASURER AND ASSISTANT TREASURERS. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

         The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

         3.12 SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                            ARTICLE 4 - CAPITAL STOCK


         4.1 ISSUANCE OF STOCK. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

         4.2 CERTIFICATES OF STOCK. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

         Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

         4.3 TRANSFERS. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

         4.4 RIGHT OF FIRST REFUSAL. No stockholder of the corporation shall sell, assign, pledge or otherwise transfer (collectively, "transfer") any of the shares of stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the following requirements:

               (a) If any stockholder (the "Selling Stockholder") proposes to transfer any shares of stock of the Corporation (the "Offered Shares"), then the Selling Stockholder shall first give written notice of the proposed transfer (the "Transfer Notice") to the Corporation. The Transfer Notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other material terms and conditions of the transfer.

               (b) For 15 days following its receipt of such Transfer Notice, the Corporation shall have the option to purchase all or any lesser part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Corporation elects to purchase all of the Offered Shares, it shall give written notice of its election to the Selling Stockholder within such 15-day period and the settlement of the sale of such Offered Shares shall be made as provided below in paragraph (d).

               (c) If the Corporation does not elect to acquire all of the Offered Shares, the Corporation shall, within 15 days after receipt of the Selling Stockholder's Transfer Notice, give written notice of its decision to the holders of Common and Preferred Stock of the Corporation other than the Selling Stockholder ("Eligible Stockholders"). Such notice shall state the number of Offered Shares available for purchase. Each Eligible Stockholder shall be entitled to purchase that proportion of the Offered Shares available for purchase as the number of shares of Common or Preferred Stock owned by him bears to the total number of issued and outstanding shares of Common and Preferred Stock of the Corporation then owned by all Eligible Stockholders. For this purpose, any shares of Preferred Stock of the Corporation then outstanding shall be treated as if converted into the number of shares of Common Stock into which such shares may then be converted. Within ten days after mailing of such notice to the Eligible Stockholders, each Eligible Stockholder shall give written notice to the Corporation and the Selling Stockholder stating how many shares of his pro rata allotment he will purchase and how many additional shares he will purchase if additional Offered Shares are made available. If an Eligible Stockholder fails to respond in writing within this ten-day period to the notice given by the Corporation, the right of such Eligible Stockholder to acquire his proportionate part of the Offered Shares of the Selling Stockholder shall terminate. If one or more Eligible Stockholders do not elect to acquire his full pro rata shares of the Offered Shares available, these Offered Shares shall be allocated to each other Eligible Stockholder in proportion to the respective number of additional shares which Eligible Stockholders indicated they would purchase OR in the same proportion as the Eligible Stockholder's holdings of Common and Preferred Stock bears to the aggregate of all Eligible Stockholders' holdings of Common and Preferred Stock (treating all shares of Preferred Stock as if converted into Common Stock). If any

Eligible Stockholder is thereby given the right to purchase a greater number of Offered Shares than he has subscribed for, the excess shall be reallocated to the other Eligible Stockholders on the same proportionate basis described above. The Corporation shall allocate and reallocate the shares available according to this procedure, but it shall have discretion to allocate amounts of less than 100 shares as it sees fit in its sole discretion. All allocations and reallocations pursuant to this paragraph must be completed within 14 days after the end of the ten-day period referred to above.

               (d) If the Corporation and/or Eligible Stockholders elect to acquire all, but not less than all, of the Offered Shares of the Selling Stockholder as specified in the Selling Stockholder's Transfer Notice, the Corporation shall so notify the Selling Stockholder and settlement shall be made at the principal office of the Corporation in cash within 30 days after the Corporation receives the Selling Stockholder's Transfer Notice; PROVIDED THAT if the terms of payment set forth in the Selling Stockholder's Transfer Notice were other than cash against delivery, the Corporation and/or the Eligible Stockholders shall pay for said Offered Shares on the same terms and conditions set forth in the Selling Stockholder's Transfer Notice.

               (e) If the Corporation and/or the Eligible Stockholders do not elect to acquire all of the Offered Shares specified in the Selling Stockholder's Transfer Notice, the Selling Stockholder may, within the 90-day period following the expiration of the option rights granted to the Corporation and the Eligible Stockholders, transfer the Offered Shares specified in the Selling Stockholder's Transfer Notice to the proposed transferee or any other purchaser, PROVIDED THAT this sale shall not be on terms and conditions more favorable to the purchaser than those contained in the Selling Stockholder's Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section shall be subject to the provisions of this
Section in the same manner and to the same extent as before the transfer.

               (f) The following transactions shall be exempt from the provisions of this Section:

                     (1) A stockholder's transfer of any or all of his shares either during his lifetime or on death by will or intestacy to his immediate family or to a trust the beneficiaries of which are exclusively one or more of the stockholder and a member or members of the stockholder's immediate family, except any such transfers made pursuant to any divorce or separation proceedings or settlement. "Immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the stockholder making the transfer;

                     (2) A stockholder's bona fide pledge or mortgage of his or its shares with a commercial lending institution;

                     (3) A corporate stockholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of substantially all of the stock or assets of a corporate stockholder;

                     (4) A corporate stockholder's transfer of any or all of its shares to any or all of its stockholders;

                     (5) A transfer by a stockholder which is a partnership to any or all of its partners or retired partners, or to the estate of any partner or retired partner;

                     (6) A transfer to the Corporation pursuant to any stock restriction agreement between the stockholder and the Corporation;

                     (7) A transfer to a person who is already a stockholder of the Corporation;

                     (8) A transfer to the guardian or conservator of the stockholder;

                     (9) Any transfer pursuant to a registration statement filed by the Corporation with the Securities and Exchange Commission;

                     (10) A transfer by a "Key Stockholder" or a "Preferred Shareholder" (as such terms are defined in the Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company and the Key Stockholders and Preferred Shareholders named therein dated May 24, 1993, the "Right of First Refusal and Co-Sale Agreement") effected pursuant to a right of first offer or right of Co-Sale in accordance with the procedures set forth in the Right of First Refusal and Co-Sale Agreement.

PROVIDED, HOWEVER, that in any such case, except as otherwise provided in paragraph (1) the transferee, assignee, pledgee, mortgagee or other recipient shall receive and hold such stock subject to the provisions of this Section and there shall be no further transfer of such stock except in accordance with this Section.

               (g) A stockholder of the Corporation shall be deemed to have given a Transfer Notice to the Corporation and to have offered to sell all of the shares of stock of the Corporation then held by such stockholder if such stockholder:

                     (1) dies and as a result any transfer of stock is to be made other than as permitted by Subsection (f)(1) above;

                     (2) applies for or consents to the appointment of a receiver, trustees or liquidator of any of his properties;

                     (3) admits in writing his inability to pay his debts as they mature;

                     (4) makes a general assignment for the benefit of creditors;

                     (5)   is adjudicated a bankrupt or insolvent;

                     (6) files a voluntary petition in bankruptcy or files a petition or an answer seeking an arrangement with creditors or seeks to take advantage of any bankruptcy, insolvency, readjustment of debt, or liquidation law or statute, or files an answer admitting the material allegations of a petition filed against him in any proceeding under such laws; or if that stockholder's shares are subject to:

                           (1)   attachment or execution of a judgment;

                           (2)   any other transfer by operation of law, by gift
or otherwise without consideration (other than pursuant to Subsection (f)).

         If any offer is deemed to have been made under this Subsection (g), the Corporation and/or the Eligible Stockholders may elect to purchase all or any portion of such Offered Shares, and the price to be paid by the Corporation and/or the Eligible Stockholders for the Offered Shares so deemed to be offered shall be (a) if such stock is traded on a securities exchange, the last reported sale price, regular way, on the principal exchange on which such stock is traded on the last trading day preceding the date of purchase; (b) otherwise, if such stock is traded over the counter and is the subject of regular quotations by a recognized market maker, the average of the closing bid and asked prices quoted for such stock by the principal market maker for the ten trading days preceding the date of purchase; or (c) otherwise, if the Board of Directors shall in good faith have established at any time within the 13 months preceding the date of purchase a fair market value for such stock (including without limitation a valuation established as the purchase or exercise price under an employee stock purchase or stock option plan which requires that the purchase or exercise price be at fair market value, a valuation established by an arm's-length sale of such stock by the Corporation, or a valuation established specifically for purposes of this Section), the most recent valuation for such stock established by the Board of Directors. If the parties do not agree with the price set by the Board of Directors, then the price shall be the fair market value of such shares as determined by an appraiser mutually satisfactory to the Corporation and the Selling Stockholder deemed to be making such offer or his successors-in-interest, or, if they cannot agree on a single appraiser, by an appraiser appointed by the Corporation, a second appraiser appointed by such Selling Stockholder or his successors-in-interest and a third appraiser appointed by the other two appraisers. Each party shall bear the cost of his or its own appraiser, and the cost of the third appraiser shall be shared equally by the parties. If the shares are not purchased by the Corporation and/or the Eligible Stockholders but are transferred to other parties, the transferee shall hold such stock subject to the provisions of this Section and there shall be no further transfer of such stock except in accordance with this Section.

               (h) If any stockholder of the Corporation is deemed to have offered his stock to the Corporation pursuant to Subsection (g) hereof, the Corporation and/ or the Eligible Stockholders may pay for any stock it and/or they agree to purchase with its and/or their promissory note(s) (the "Note"). The Note shall contain the following terms:

                     (1) The principal amount of the Note shall be payable in eight quarterly installments, with the last such installment payable on the second anniversary date of the Note's issuance;

                     (2) The Note shall bear interest at the same rate as two-year U.S. Treasury notes issued on or about the same date as the Note, with accrued interest being payable quarterly;

                     (3) The Note shall provide for acceleration upon default for 60 days in the payment of any installment of principal or interest when due, shall contain customary default provisions in the event of the Corporation bankruptcy and similar circumstances and shall be secured by a pledge of the shares for which the Corporation paid with the Note, PROVIDED, HOWEVER, that the pledgee shall have no right to vote or receive dividends with respect to such shares until and unless the pledgee forecloses on such shares after the occurrence of a default under the Note.

               (i) The Corporation may assign its rights to purchase stock in any particular transaction under this Section to one or more persons or entities.

               (j) Notwithstanding anything to the contrary in the By-laws including the general provisions for amending these By-laws set forth in Articles 7.1 and 7.2, the provisions set forth in this Section may only be waived, amended or repealed after the Corporation first obtains the affirmative vote or written consent of the holders of a majority in interest of the Common and Preferred Stock of the Corporation, if any Common or Preferred Stock then remains outstanding.

               (k) Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

               (l) The foregoing right of first refusal shall terminate upon either of the following dates, whichever shall first occur:

                     (1)   On October 31, 1997; or

                     (2) Upon the closing of the first public offering of securities of the Corporation which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (other than an offering registered on Form S-8 or any similar form) that results in gross proceeds of at least $20,000,000; or

                     (3) upon the sale of all or substantially all of the shares of the Corporation, by merger, consolidation, sale of assets or otherwise.

               (m) Whenever the neuter, masculine or feminine gender or the plural or singular number is used herein, it shall be deemed to represent whatever gender or number the context or circumstances require.

               (n) Any notice hereunder shall be in writing and shall be deemed to have been duly given when mailed by first class mail, or delivered by hand, (i) if to the Corporation, to its principal executive office, attention:
President; and (ii) if to a stockholder, to the address of the stockholder listed in the stock transfer books of the Corporation.

         4.5 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

         4.6 RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

         If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



                           ARTICLE 5 - INDEMNIFICATION


         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

         To assure indemnification under this Article of all such persons who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the Corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.



                         ARTICLE 6 - GENERAL PROVISIONS


         6.1 FISCAL YEAR. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

         6.2 CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors.

         6.3 WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

         6.4 VOTING OF SECURITIES. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other Corporation or organization, the securities of which may be held by this Corporation.

         6.5 EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

         6.6 CERTIFICATE OF INCORPORATION. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

         6.7 TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

               (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

               (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

               (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         6.8 SEVERABILITY. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

         6.9 PRONOUNS. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.



                             ARTICLE 7 - AMENDMENTS


         7.1 BY THE BOARD OF DIRECTORS. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

         7.2 BY THE STOCKHOLDERS. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

As Adopted by the Board
of Directors on March 12, 1992

                                BY-LAW AMENDMENT

         1.   The By-Laws shall be amended to amend and restate
Section 4.4(f)(10) so that Section 4.4(f)(10) shall read in its entirety as follows:

         "(10) A transfer by a "Key Stockholder" or a "Preferred Shareholder" (as such terms are defined in the Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company and the Key Stockholders and Preferred Shareholders named therein dated May 24, 1993, the "Right of First Refusal and Co-Sale Agreement") effected pursuant to a right of first offer or right of Co-Sale in accordance with the procedures set forth in the Right of First Refusal and Co-Sale Agreement."

         2. The By-Laws shall be amended to include a new Section 4.4(f)(11) which Section 4.4(f)(11) shall read in its entirety as follows:

         "(11) A corporate stockholder's transfer of any or all of its shares to a wholly owned subsidiary corporation, to a parent corporation which wholly owns such corporate stockholder, or to a corporation which is wholly owned by such a parent corporation;"

As adopted by the Board of Directors on May 21, 1993.